UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 7, 2024

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 8.01.	Other Events.

On May 7, 2024, Expion360 Inc., a Nevada corporation (the “Company”), issued 100,000 shares (the “Shares”) of its common stock, par value $0.001 per share, pursuant to a Settlement and Mutual Release Agreement, dated May 2, 2024 (the “Settlement Agreement”), by and between the Company and Alexander Capital L.P. The Shares are being issued in consideration of the amount payable under the terms of the Settlement Agreement, and accordingly, no cash proceeds will be received by the Company from the issuance of the Shares.

The issuance of the Shares is being made pursuant to a Registration Statement on Form S-3 (File No. 333-272956) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 10, 2023, the base prospectus included in the Registration Statement dated July 10, 2023, and a prospectus supplement filed by the Company with the SEC on May 7, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth LLP

23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: May 7, 2024	By:	/s/ Brian Schaffner
	Name:	Brian Schaffner
	Title:	Chief Executive Officer